UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2014

DIXIE FOODS INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-54536	80-0608195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o KCI Investments, LLC 4033 South Dean Martin Drive Las Vegas, Nevada 89103
(Address of principal executive offices)

(702) 834-7101
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

We previously filed a Form 8-K on June 10, 2014, reporting our acquisition of KCI Investments, LLC, a Nevada limited liability company. We are filing this Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.

Item 9.01            Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

(b)	Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIXIE FOODS INTERNATIONAL, INC.

Dated: August 25, 2014	/s/ Richard Groberg
Richard Groberg
Chief Financial Officer

KCI INVESTMENTS, LLC

REPORT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

AND

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended

December 31, 2013 and 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

KCI Investments, LLC

We have audited the accompanying consolidated balance sheets of KCI Investments, LLC (“the Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, members’ deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the financial position of KCI Investments, LLC as of December 31, 2013 and 2012, and the results of its operations and cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital to service its debt and for its planned activities, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in the notes to the consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler Gibb, LLC

Salt Lake City, UT

August 25, 2014

office	801.783.2950
fax	801.783.2960

www.sadlergibb.com | 2455 East Parleys Way Suite 320, Salt Lake City, UT 84109

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KCI INVESTMENTS, LLC

Consolidated Balance Sheets

	December 31,	December 31,
	2013	2012

ASSETS
CURRENT ASSETS
Cash	$498,098	$689,945
Accounts receivable	67,676	35,524
Food inventory	82,833	68,635
Prepaid expenses	215,121	64,489
Due from related parties	-	34,683
Total Current Assets	863,728	893,276

OTHER ASSETS
Prepaid franchise and territory rights fees, net	1,147,905	1,235,318
Property and equipment, net	2,971,982	1,868,679
Debt issuance costs, net	444,482	331,606
TOTAL ASSETS	$5,428,097	$4,328,879

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$407,987	$313,208
Short-term notes payable	6,460,000	4,000,000
Total Current Liabilities	6,867,987	4,313,208

LONG-TERM LIABILITIES
Convertible notes payable	850,000	800,000
Long-term notes payable	500,000	475,826
Derivative liability	976,035	445,724
Total Long-Term Liabilities	2,326,035	1,721,550
Total Liabilities	9,194,022	6,034,758

MEMBERS' DEFICIT

Class B membership units, no par value, 2 units authorized, 1 and -0- units issued and outstanding, respectively	500,000	-
Membership units, no par value, 150,000,000 units authorized, 84,620,388 and 40,501,398 units issued and outstanding, respectively	7,651,243	3,205,945
Additional paid-in capital	2,808,951	1,327,370
Unit subscriptions receivable	-	(314,750)
Accumulated deficit	(14,726,119)	(5,924,444)
Total Members' Deficit	(3,765,925)	(1,705,879)

TOTAL LIABILITIES AND MEMBERS' DEFICIT	$5,428,097	$4,328,879

The accompanying notes are an integral part of these consolidated financial statements.

4

KCI INVESTMENTS, LLC

Consolidated Statements of Operations

	For the Years Ended
	December 31,
	2013	2012

REVENUE	$4,886,320	$2,193,148

OPERATING EXPENSES
Restaurant operating costs:
Food, beverage and packaging	1,841,512	895,233
Labor and related	1,420,043	621,437
Occupancy	706,766	246,972
Other operating costs (Including Restaurant-Related Depreciation)	1,106,035	521,648
Total Restaurant Operating Expenses	5,074,356	2,285,290

LOSS FROM RESTAURANT OPERATIONS	(188,036)	(92,142)

General and administrative	1,365,633	1,073,278
Depreciation and amortization	388,593	215,802
Salaries and wages	3,186,707	1,608,023
Royalty and franchise fees	336,343	143,937
Pre-opening costs	166,182	88,570
Total	5,443,458	3,129,610

LOSS FROM OPERATIONS	(5,631,494)	(3,221,752)

OTHER INCOME (EXPENSES)
Interest expense	(3,334,505)	(1,021,978)
Loss on forgiveness of debt	-	(15,000)
Gain on derivative liability	164,324	592,343
Total Other Income (Expenses)	(3,170,181)	(444,635)

NET LOSS	$(8,801,675)	$(3,666,387)

BASIC AND DILUTED LOSS PER UNIT	$(0.18)	$(0.11)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF UNITS OUTSTANDING	49,862,508	34,866,344

The accompanying notes are an integral part of these consolidated financial statements.

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KCI INVESTMENTS, LLC

Statement of Changes in Members' Equity

					Additional	Unit
	Class B Membership Units		Membership Units		Paid-in	Subscriptions	Accumulated
	Units	Amount	Units	Amount	Capital	Receivable	Deficit	Total

Balance, December 31, 2011	-	$-	33,575,000	$2,417,665	$867,088	$(1,095,078)	$(2,258,057)	$(68,382)

Cash and services received for subscriptions receivable	-	-	-	-	-	780,328	-	780,328

Cash received for exercise of warrants	-	-	3,000,000	3,000	-	-	-	3,000

Member units issued for debt issuance costs	-	-	1,676,398	335,280	-	-	-	335,280

Member units issued for services	-	-	2,250,000	450,000	-	-	-	450,000

Fair value of vested options	-	-	-	-	460,282	-	-	460,282

Net loss for the year ended December 31, 2012	-	-	-	-	-	-	(3,666,387)	(3,666,387)

Balance, December 31, 2012	-	-	40,501,398	3,205,945	1,327,370	(314,750)	(5,924,444)	(1,705,879)

Cash and services received for subscriptions receivable	-	-	-	-	-	314,750	-	314,750

Member units issued for debt issuance costs	-	-	8,422,360	1,684,472	-	-	-	1,684,472

Member units issued for debt modifications	-	-	929,418	120,824	-	-	-	120,824

Cash received and services credited for exercise of warrants	-	-	15,082,597	81,002	-	-	-	81,002

Member units issued for cash	-	-	15,384,615	2,000,000	-	-	-	2,000,000

Class B member units issued for cash	1	500,000	-	-	-	-	-	500,000

Member units issued for services	-	-	4,300,000	559,000	-	-	-	559,000

Fair value of vested options	-	-	-	-	1,481,581	-	-	1,481,581

Net loss for the year ended December 31, 2013	-	-	-	-	-	-	(8,801,675)	(8,801,675)

Balance, December 31, 2013	1	$500,000	84,620,388	$7,651,243	$2,808,951	$-	$(14,726,119)	$(3,765,925)

The accompanying notes are an integral part of these consolidated financial statements.

6

KCI INVESTMENTS, LLC

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,801,675)	$(3,666,387)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	849,118	523,440
Expenses paid on Company behalf by related party	252,538	1,047,658
Amortization of debt discounts and debt issuance costs	1,521,742	134,002
Change in derivative liability	(164,324)	(592,343)
Member unit options granted for loan modifications	815,459	446,586
Vesting of options granted	1,481,581	460,282
Member units issued for services	559,000	450,000
Changes in operating assets and liabilities:
Accounts receivable, net	(32,152)	(29,524)
Food inventory	(14,198)	(37,173)
Deposits and prepaid expenses	(150,632)	(13,067)
Accounts payable and accrued liabilities	94,778	35,899
Bank overdraft	-	(54)
Net Cash Used in Operating Activities	(3,588,765)	(1,240,681)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(1,573,008)	(1,565,936)
Cash paid for territory and franchise rights	(292,000)	(92,000)
Cash paid for asset acquisitions	-	(494,174)
Net Cash Used in Investing Activities	(1,865,008)	(2,152,110)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash proceeds from related party debt	239,597	(617,076)
Net cash proceeds from convertible notes payable	2,484,174	650,000
Net cash proceeds from notes payable	50,000	4,000,000
Cash received (paid) for subscriptions receivable	(14,847)	46,812
Cash received from warrant exercises	3,001	3,000
Class B member units issued for cash	500,000	-
Member units issued for cash	2,000,000	-
Net Cash Provided by Financing Activities	5,261,925	4,082,736

NET INCREASE (DECREASE) IN CASH	(191,848)	689,945
CASH AT BEGINNING OF PERIOD	689,946	-

CASH AT END OF PERIOD	$498,098	$689,945

The accompanying notes are an integral part of these consolidated financial statements.

7

KCI INVESTMENTS, LLC

Consolidated Statements of Cash Flows

	For the Years Ended
	December 31,
	2013	2012

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$889,973	$360,652
Income Taxes	$-	$-

NON-CASH FINANCING ACTIVITIES
Note payable executed for asset acquisitions	$-	$620,000
Services credited for exercise of options	$78,001	$-
Services credited for subscriptions receivable	$329,597	$733,516
Member units issued for debt issuance costs	$1,684,472	$335,280

The accompanying notes are an integral part of these consolidated financial statements.

8

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

KCI Investments, LLC (“the Company”) was incorporated on November 8, 2004 under the laws of the State of Nevada, but did not engage in any business operations until November 2010. The Company has elected a calendar fiscal year end. The Company develops franchises and operates fast-casual, fresh sandwich shops. As of December 31, 2013, the Company operated 11 restaurants through the United States. The Company has aggregated its operations into one reportable segment.

NOTE 2—GOING CONCERN

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of December 31, 2013, the Company has a working capital deficit of $6,004,259 and an accumulated deficit of $14,726,119. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to: identify future investment opportunities and obtain the necessary debt or equity financing and generate profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of the Company, including wholly-owned subsidiaries and investees that the Company controls. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates under different assumptions or conditions.

Revenue Recognition

Revenue from restaurant sales is recognized when food and beverage products are sold. The Company reports revenue net of sales and use taxes collected from customers and remitted to governmental taxing authorities.

Cash and Cash Equivalents

The Company considers all highly liquid investment instruments purchased with an initial maturity of three months or less to be cash equivalents.

Accounts Receivable

Accounts receivable primarily consists of payroll-related tax receivables, vendor rebates and receivables arising from the normal course of business from catering sales. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable based on a specific review of account balances. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recoverability is considered remote. Allowance for doubtful accounts for the years ended December 31, 2013 and 2012 was $0 and $0, respectively.

9

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Inventory

Inventory (consisting principally of food, beverages and supplies), is valued at the lower of first-in, first-out cost or market. Certain key ingredients bread, meats vegetables, cheeses and beverages are purchased from a small number of suppliers.

Leasehold Improvements, Property and Equipment

Leasehold improvements, property and equipment are recorded at cost. Internal costs directly associated with the acquisition, development and construction of a restaurant are expensed as incurred and included are pre–opening expenses. Expenditures for major renewals and improvements are capitalized while expenditures for minor replacements, maintenance and repairs are expensed as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term, which generally includes reasonably assured options periods, or the estimated useful lives of the assets. Upon retirement or disposal of assets, the accounts are relieved of cost and accumulated depreciation and the related gain or loss, if any, is reflected in loss on disposal of assets in the consolidated statement of income and comprehensive income.

At least annually, the Company evaluates, and adjusts when necessary, the estimated useful lives. The changes in estimated useful lives did not have a material impact on depreciation in any period. The estimated useful lives are:

Leasehold improvements and buildings	3-20 years
Furniture and fixtures	4-10 years
Equipment	3-7 years

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. For the purpose of reviewing restaurant assets to be held and used for potential impairment, assets are grouped together at the market level, or in the case of a potential relocation or closure, at the restaurant level. The Company manages its restaurants as a group with significant common costs and promotional activities; as such, an individual restaurant’s cash flows are not generally independent of the cash flows of others in a market. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. During the years ended December 31, 2013, and 2012, no assets were disposed of due to impairment.

Income Taxes

The Company is a Limited Liability Company taxed as a partnership under the IRS Code. The Company passes any gains and losses to the individual units owners and does not pay any Federal Income Taxes, but does pay $800 in California State Income Taxes.

Advertising and Marketing Costs

Advertising and marketing costs are expensed as incurred and totaled $336,761 and $81,037 for the years ended December 31, 2013 and 2012, respectively. Advertising and marketing costs are included in other operating costs in the consolidated statements of operations.

Rent

Rent expense for the Company’s leases, which generally have escalating rentals over the term of the lease, is recorded on a straight-line basis over the lease term. The lease term is the lesser of 20 years inclusive of reasonably assured renewal periods, or the lease term. The lease term begins when the Company has the right to control the use of the property, which is typically before rent payments are due under the lease. Pre-opening rent is included in pre-opening costs in the consolidated income statement. Tenant incentives used to fund leasehold improvements are recorded in deferred rent and amortized as reductions of rent expense over the term of the lease.

10

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Additionally, certain of the Company’s operating leases contain clauses that provide additional contingent rent based on a percentage of sales greater than certain specified target amounts. The Company recognizes contingent rent expense provided the achievement of that target is considered probable.

Basic and Diluted Loss per Unit

Basic loss per unit is calculated by dividing the Company’s net loss applicable to unit holders by the weighted average number of units during the period. Diluted loss per unit is calculated by dividing the Company’s net loss available to unit holders by the diluted weighted average number of Units outstanding during the year. The diluted weighted average number of units outstanding is adjusted for any potentially dilutive debt or equity. There are 6,413,518 such unit equivalents outstanding as of December 31, 2013, which were excluded from the calculation of diluted loss per unit as their effect would have been anti-dilutive.

Fair Value Measurements

The fair value of a financial instrument is the amount that could be received upon the sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Financial assets are marked to bid prices and financial liabilities are marked to offer prices. Fair value measurements do not include transaction costs. A fair value hierarchy is used to prioritize the quality and reliability of the information used to determine fair values. Categorization within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The fair value hierarchy is defined into the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or inputs that are corroborated by market data

Level 3: Unobservable inputs that are not corroborated by market data

Stock-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment”, which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

The Company accounts for non-employee share-based awards based upon ASC 505-50, “Equity-Based Payments to Non-Employees.”  ASC 505-50 requires the costs of goods and services received in exchange for an award of equity instruments to be recognized using the fair value of the goods and services or the fair value of the equity award, whichever is more reliably measurable. The fair value of the equity award is determined on the measurement date, which is the earlier of the date that a performance commitment is reached or the date that performance is complete.  Generally, our awards do not entail performance commitments.  When an award vests over time such that performance occurs over multiple reporting periods, we estimate the fair value of the award as of the end of each reporting period and recognize an appropriate portion of the cost based on the fair value on that date.  When the award vests, we adjust the cost previously recognized so that the cost ultimately recognized is equivalent to the fair value on the date the performance is complete.

The Company recognizes the cost associated with share-based awards that have a graded vesting schedule on a straight-line basis over the requisite service period of the entire award.

New Accounting Pronouncements

The Company’s management has considered all recent accounting pronouncements. Management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 4—PROPERTY AND EQUIPMENT

As of December 31, 2013 and 2012 the Company’s property and equipment consisted of the following:

	2013	2012
Building and leasehold improvements	$2,703,478	$1,458,634
Machinery and equipment	655,407	347,269
Furniture and Fixtures	302,211	282,185
Less: Accumulated depreciation	(689,144)	(219,409)
Property and equipment, net	$2,971,982	$1,868,679

11

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Depreciation expense included as a charge to income (including restaurant-related depreciation recorded in “Other operating costs (including Restaurant-Related Depreciation))” was $469,705 and $195,325 for the years ended December 31, 2013 and 2012, respectively.

NOTE 5—ASSET PURCHASES

Mission Valley, San Diego

On October 19, 2011, the Company, entered into an asset purchase agreement with Capriotti of SD, Mission Valley, LLC, to purchase the assets of Capriotti of SD, Mission Valley, LLC., as well as territory rights owned by that entity. Pursuant to the asset purchase agreement, the purchase price of the assets consisted of a one-time payment of $100,000 in cash and a loan of $400,000. The Company also paid a security deposit of $5,644 to the landlord of the space occupied by the location acquired.

The total purchase price was allocated as follows:

Consideration paid:
Cash paid	$100,000
Notes payable	400,000
Transfer fees paid	20,000
Total purchase price	520,000

Consideration received:
Territory and franchise rights	$383,410
Property and equipment	136,590
Total Assets Acquired	$520,000

San Marcos, San Diego and Green Valley Ranch, Las Vegas

On September 30, 2012, the Company, entered into an asset purchase agreement with BBC Holdings, LLC, to purchase the assets of BBC Holdings LLC, as well as territory rights owned by that entity. Pursuant to the asset purchase agreement, the purchase price of the assets consisted of a one-time payment of $50,000 in cash, and a loan of $620,000.

The total purchase price was allocated as follows:

Consideration paid:
Cash paid	$50,000
Notes payable	620,000
Total purchase price	670,000

Consideration received:
Property and equipment	117,215
Territory and franchise rights – San Marcos	267,950
Territory and franchise rights – Green Valley Ranch	284,835
Total assets acquired	$670,000

12

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 6—INTANGIBLE ASSETS

Intangible assets represents capitalized prepaid territory rights and franchise fees paid. The costs are amortized over the remaining life of the contract executed with the franchisor.

As of December 31, 2013 and 2012 the Company’s territory and franchise rights consisted of the following:

	December 31, 2013	December 31, 2012
Territory and franchise rights	$1,866,194	$1,974,194
Less: Accumulated amortization	(718,289)	(338,876)
Territory and franchise rights, net	$1,147,905	$1,235,318

Amortization expense on intangible assets included as a charge to income was $379,413 and $210,899 for the years ended December 31, 2013 and 2012, respectively.

NOTE 7—RELATED PARTY TRANSACTIONS

As of December 31, 2011, the Company owed $244,575 to related parties. During the year ended December 31, 2012, related parties made cash loans of $1,046,813 and paid for Company expenses of $1,047,657. The Company made cash repayments of $1,605,530 and issued equity interests of $733,515, leaving an ending balance of $-0- due to related parties at December 31, 2012. All related party loans bear no interest, are unsecured and are due on demand.

During the year ended December 31, 2013, related parties made cash loans of $1,306,717. The Company made cash repayments of $1,067,120 and issued equity interests of $239,597, leaving an ending balance of $-0- due to related parties at December 31, 2013. All related party loans bear no interest, are unsecured and are due on demand.

Kenneth Antos has personally guaranteed virtually all the outstanding obligations due by the Company. This includes: virtually all of the outstanding notes payables on all loans; leases with the various landlords, and all of the obligations to franchisors.

NOTE 8—NOTES PAYABLE

As of December 31, 2013 and 2012 the Company’s notes payable consisted of the following:

	December 31,	December 31,
	2013	2012
Note payable bearing interest at 13.5% per annum, originated June 22, 2012, original maturity date of June 22, 2013, modified maturity date of January 19, 2014	$3,000,000	$3,000,000

Note payable bearing interest at 12.0% per annum, originated December 27, 2012, original maturity date of December 27, 2013, modified maturity date of March 27, 2014	1,000,000	1,000,000

Note payable bearing interest at 12.0% per annum, originated February 1, 2013, original maturity date of August 1, 2014	550,000	-

Note payable bearing interest at 12.0% per annum, originated February 1, 2013, original maturity date of August 1, 2014	650,000	-

Note payable bearing interest at 12.0% per annum, originated February 1, 2013, original maturity date of August 1, 2014	800,000	-

Note payable bearing interest at 12.0% per annum, originated October 3, 2013, original maturity date of November 2, 2013	100,000	-

Note payable bearing interest at 13.3% per annum, originated August 28, 2013, original maturity date of February 28, 2014	90,000	-

Note payable bearing interest at 13.3% per annum, originated August 28, 2013, original maturity date of February 28, 2014	10,000	-

Note payable bearing interest at 10.0% per annum, originated December 4, 2013, due on demand	560,000	-

Note payable bearing interest at 12.0% per annum, originated June 7, 2013, original maturity date of June 7, 2016	500,000	-

Installment loan on asset acquisition, originated September 18, 2012, maturity date of September 5, 2013	-	475,826

Total notes payable	$6,960,000	$4,475,826

Less Current portion	(6,460,000)	(4,000,000)

Long Term Notes Payable	$500,000	$475,826

13

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 9—CONVERTIBLE NOTES PAYABLE

As of December 31, 2013 and 2012 the Company’s convertible notes payable consisted of the following:

	December 31,	December 31,
	2013	2012
Convertible note payable bearing interest at 10.0% per annum, originated April 23, 2012, original maturity date of April 23, 2017. The note is convertible into member units of the Company at $1.00 per unit.	$500,000	$500,000

Convertible note payable bearing interest at 9.0% per annum, originated July 25, 2013, original maturity date of July 25, 2018. The note is convertible into member units of the Company at $1.50 per unit.	50,000	-

Convertible note payable bearing interest at the market interest rate plus 6.0% per annum, originated May 1, 2012, original maturity date of May 1, 2015. The note is convertible into member units of the Company at $0.30 per unit.	300,000	300,000
Total notes payable	$850,000	$800,000

On December 15, 2011, the Company executed a note payable with a face value of $150,000, bearing interest at 12 percent per annum with a maturity date of April 15, 2012. The note was convertible at any time into a 10 percent equity interest in the Company. The note along with all accrued interest was paid in full as of the maturity date.

The intrinsic value of the beneficial conversion feature and the debt discount associated with all convertible debts were recorded based on the relative fair value of the equity in relation to the debt in accordance with ASC 470. The total initial beneficial conversion feature recorded for the convertible notes equaled $150,000 on December 15, 2011. During the years ended December 31, 2013 and 2012, the Company recognized amortization on debt discounts of $-0- and $130,328, respectively leaving unamortized debt discounts of $-0- and $-0-.

14

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 10—DERIVATIVE LIABILITY

Effective July 31, 2009, the Company adopted ASC 815 which defines determining whether an instrument (or embedded feature) is solely indexed to an entity’s own stock. The conversion price of certain convertible notes and exercise price of certain warrants are variable and subject to the fair value of the Company’s units on the date of conversion or exercise. As a result, the Company has determined that the conversion and exercise features are not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with ASC 815, the Company has bifurcated the conversion and exercise features of the instruments to be recorded as a derivative liability.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as items of other income or expense. The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with convertible notes payable and warrants.

At origination and subsequent revaluations, the Company valued the derivative liabilities using the Black-Scholes options pricing model under the following assumptions:

	2013	2012

Risk-free interest rate	1.37% - 1.75%	0.02% - 0.79%
Expected options life	3.55 - 5.00	0.33 - 5.00
Expected dividend yield	-	-
Expected price volatility	136.6% - 205.3%	102.3% - 173.8%

During the year ended December 31, 2012, the Company’s derivative liability decreased from $591,481 to $445,724 and recognized a gain on derivative liability of $592,343 in conjunction with settlement of convertible notes payable, additions of new derivative liabilities and subsequent revaluations of existing derivative liabilities.

During the year ended December 31, 2013, the Company’s derivative liability increased from $445,724 to $976,025 and recognized a gain on derivative liability of $164,334 in conjunction with settlement of convertible notes payable, additions of new derivative liabilities and subsequent revaluations of existing derivative liabilities.

NOTE 11— DEBT ISSUANCE COSTS

Debit issuance costs represent member units issued to note holders at the execution of note payable agreements. The Company has capitalized the fair value of member interests issued with an offset to debt issuance costs. Such discounts are then amortized to interest expense over the estimated life of the note.

As of December 31, 2013 and 2012 the Company’s debt issuance costs consisted of the following:

	December 31,	December 31,
	2013	2012
Capitalized debt issuance costs	$866,191	$335,200
Less: Accumulated amortization	(421,709)	(3,674)
Original issuance discounts, net	$444,482	$331,606

Interest expense on original issuance discounts included as a charge to income was $418,035 and $3,674 for the years ended December 31, 2013 and 2012, respectively.

NOTE 12—MEMBERS’ DEFICIT

Membership Units – KCI Investments, LLC

The Company is authorized to issue up to 150,000,000 units of $0.001 par value, of which 84,620,390 and 40,501,398 units were issued and outstanding as of December 31, 2013 and December 31, 2012, respectively.

15

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

During the year ended December 31, 2013, the Company issued 44,118,992 units as follows:

•	15,384,615 in consideration for cash proceeds of $2,000,000, all of which came from entities owned or controlled by Company's Chief Executive Officer and largest unitholder;
•	4,300,000 in consideration for services rendered valued at $559,000;
•	9,351,779 in consideration for the issuance modification and/or extension of notes payable, and
•	15,082,597 in connection with the exercise of options and warrants.

During the year ended December 31, 2012, the Company issued 6,926,398 units as follows:

•	2,250,000 in consideration for services rendered valued at $450,000;
•	1,676,398 in consideration for the issuance modification and/or extension of notes payable, and
•	3,000,000 in connection with the exercise of options and warrants.

Class B Membership Units – KCI Restaurant I, LLC

The Company’s subsidiary, KCI Restaurant I, LLC is authorized to issue up to 2 Class B membership units with no par value, of which 1 and -0- units were issued and outstanding as of December 31, 2013 and 2012, respectively. KCI Restaurant I, LLC had 98 issued and outstanding Class A membership units, all of which have been eliminated upon consolidation with KCI Investments, LLC.

Each Class B membership unit was sold for $500,000, plus $60,000 for administrative costs payable to third parties. Each unit carries equal voting rights to KCI Restaurant I, LLC’s Class A membership units. Each Class B unit is entitled to receive distributions equal to 0.5 percent of the value of the units held each year.

Adjudication and redemption – the Class B membership units are linked to approval of an EB-5 Visa, which requires a foreign investor to invest $1,000,000 (or at least $500,000 in a "Targeted Employment Area" - high unemployment or rural area), in projects that create at least 10 jobs for U.S. workers.  The terms of the instrument state that the Class B membership units have a five-year life but that, once adjudication is reached in the EB-5 Visa approval process, the managing member of the LLC may, in its sole discretion, elect to have the Company purchase, for fair market value, the unit holders Class B Units at any time following an offer by such member to sell his or her Class B Units. This election is optional on the part of the managing member and member has no rights to cause the managing member or the Company to repurchase or redeem such member’s Class B unit. As such, the units (1) are not mandatorily redeemable, (2) are redeemable at the sole discretion of the Company and (3) not redeemable at the sole option of the unit holder and the redemption must be agreed to by Company.

As Class B units are not entitled to the distribution of profits and losses, and as they are not mandatorily redeemable, the shares have been presented as permanent equity on the face of the balance sheet and no adjustments for minority interests have been made.

During the year ended December 31, 2013, the Company issued one (1) Class B membership unit in exchange for total cash proceeds of $560,000 (inclusive of $60,000 received for administrative fees). Subsequent to year end in January 2014, the Company issued one (1) additional Class B membership unit in exchange for total cash proceeds of $560,000 (inclusive of $60,000 received for administrative fees).

NOTE 13—MEMBER UNIT OPTIONS AND WARRANTS

Options

During the year ended December 31, 2011, the Company granted 9,000,000 member unit options to purchase units at $0.001 per unit to the Company founders. The options vested immediately and expire on November 3, 2015. Also during the year ended December 31, 2010, the Company granted 2,500,000 member unit options to purchase units at $0.05 per unit to the Company employees. The options vested 1/3 on each grant anniversary date for the subsequent three years and expire on November 3, 2015.

During the year ended December 31, 2011, the Company granted 2,500,000 member unit options to purchase units at $0.05 per unit to the Company employees. The options vested 1/3 on each grant anniversary date for the subsequent three years and expire on November 3, 2015.

During the year ended December 31, 2012, the Company granted 2,150,000 member unit options to purchase units at $0.05 per unit to the Company employees. 2,000,000 options vested immediately and 150,000 options vested 1/3 on each grant anniversary date for the subsequent three years. All options issued in 2012 expire on August 1, 2017.

No unit options were granted in 2013.

Stock compensation expense is recognized on a pro-rata basis over the vesting period of the options. During the period from inception through December 31, 2013 the Company recognized $2,823,175 in compensation expense arising from options issued, leaving $14,224 of compensation expense on options to be recognized subsequent to December 31, 2013. The Company recognized stock compensation expense of $ and $460,282, for the years ended December 31, 2013 and 2012, respectively.

A summary of the status of the Company’s member unit options as of December 31, 2013 and changes during the periods ended December 31, 2013 and 2012 is presented below:

Warrants

During the year ended December 31, 2013, the Company issued 24,336,510 warrants to acquire member units – all in connection with: (1) the modification and extension of existing debt obligations of the Company or (2) the guarantee of Company debt by (i) the Company's largest unit holder and chief executive officer and (ii) another equity holder (exercisable at $0.01 per unit). Also during fiscal 2013, warrants to acquire 7,582,597 units were exercised. The Company received nominal consideration for the exercise of Warrants in 2013.

During the year ended December 31, 2012, the Company issued 2,503,534 warrants to acquire member units at $0.01 per unit in exchange for the extension of the maturity date on existing debt obligations.

A summary of the status of the Company’s options and warrants as of December 31, 2013 and changes during the periods ended December 31, 2013 and 2012 is presented below:

16

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Number of Options

Outstanding at December 31, 2011	14,000,000

Options granted	2,150,000
Warrants granted	2,503,534
Options exercised	(3,000,000)
Warrants exercised	-
Forfeited or expired	-
Outstanding at December 31, 2012	15,653,534
Exercisable at December 31, 2012	13,586,868

Options granted	12,010,000
Warrants granted	11,544,136
Options exercised	(7,500,000)
Warrants exercised	(7,582,597)
Options forfeited	(1,000,000)
Outstanding at December 31, 2013	23,125,073
Exercisable at December 31, 2013	22,858,406

In applying the Black-Scholes options pricing model to the options and warrant grants, the fair value of our unit-based awards granted were estimated using the following assumptions for the periods indicated below:

	2013	2012

Risk-free interest rate	1.37% - 1.75%	0.02% - 0.79%
Expected options life	3.55 - 5.00	0.33 - 5.00
Expected dividend yield	-	-
Expected price volatility	136.6% - 205.3%	102.3% - 173.8%

17

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

The following table summarizes information about options and warrants as of December 31, 2013:

	Options and Warrants Outstanding			Options and Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.001 to $0.01	5,253,534	2.92	$0.01	5,253,534	$0.01
$0.02 to $0.05	2,500,000	1.84	$0.05	2,500,000	$0.05
$0.06 to $0.20	15,371,539	6.31	$0.14	15,104,872	$0.14
	23,125,073	5.05	$0.10	22,858,406	$0.10

The following table summarizes information about options and warrants as of December 31, 2012:

	Options and Warrants Outstanding			Options and Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.001 to $0.01	8,253,534	3.14	$0.003	8,253,534	$0.003
$0.02 to $0.05	5,000,000	2.93	$0.05	3,333,334	$0.05
$0.06 to $0.20	2,400,000	4.46	$0.19	2,000,000	$0.20
	15,653,534	3.28	$0.05	13,586,868	$0.04

NOTE 14—LEASES

The Company operates all its restaurants in leased premises. Lease terms for building leases generally include combined initial and option terms of between 5 and 10 years. The options terms in each of these leases are typically in five-year increments. Typically, the lease includes rent escalation terms every five years including fixed rent escalations, escalations based on inflation indexes, and fair market value adjustments. Certain leases contain contingent rental provisions based upon the sales of the underlying restaurants. The leases generally provide for the payment of common area maintenance, property taxes, insurance and various other use and occupancy costs by the Company. In addition, the Company is the lessee under non-cancelable leases covering certain offices.

Future minimum lease payments required under existing operating leases as of December 31, 2013 are as follows:

2014	$701,823
2015	791,369
2016	802,205
2017	721,933
2018	609,133
Thereafter	2,439,521
Total minimum lease payments	$6,065,984

Rent expense was $582,985 and $556,048 for the years ended December 31, 2013 and 2012, respectively.

NOTE 15—FAIR VALUE MEASUREMENTS

The company uses the Black-Sholes model to calculate the fair value of the derivative liability.

Our financial assets and (liabilities) carried at fair value measured on a recurring basis as of December 31, 2013 and 2012, consisted of the following:

Fair Value Measurements Using
	Total Fair	Quoted prices in	Significant other	Significant
	Value at	active markets	observable inputs	Unobservable inputs
Description	December 31, 2013	(Level 1)	(Level 2)	(Level 3)

Derivative liability	$976,035	$—	$976,035	$—

Fair Value Measurements Using
	Total Fair	Quoted prices in	Significant other	Significant
	Value at	active markets	observable inputs	Unobservable inputs
Description	December 31, 2012	(Level 1)	(Level 2)	(Level 3)

Derivative liability	$445,724	$—	$445,724	$—

18

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

NOTE 16—SUBSEQUENT EVENTS

New Store Openings

Subsequent to 12/31/2013 ("Year End"), the Company opened its eleventh, twelfth and thirteenth Capriotti's Sandwich Shops, in:

•	Irvine, California (on 2/17/14);
•	Fountain Valley, California (on 4/7/14), and
•	North Las Vegas, Nevada (on 8/14/2014).

The Company in 2014 signed leases to open two additional Capriotti's Sandwich shops, all of which it anticipates opening before year-end 2014 - in addition to the anticipated opening in 2014 of two locations for which leases were signed in 2013

Papa John's

The Company, on March 17, 2014, entered into an Area Development Agreement (the "ADA") with Papa John's International, Inc., a Delaware corporation (the “Papa John's Franchisor”), which granted the Company the exclusive rights to develop at least 24 Papa John's in exclusive trade areas stretching from Fresno to north of Sacramento, California. The ADA also provided for the Papa John’s Franchisor to provide the Company significant start-up subsidies and reduced annual royalty fees.

The Papa John's brand is owned by Papa John's International, Inc. (Stock Symbol: PZZA). Papa John's claims:

•	to be the world's third largest pizza delivery company, and
•	that for 12 of the past 14 years, consumers have rated Papa John's No. 1 in customer satisfaction among all national pizza chains in the American Customer Satisfaction Index (ACSI).

Papa John's was the Official Pizza Sponsor of the National Football League and Super Bowl XLVIII. Papa John’s operates and franchises pizza delivery and carryout restaurants under the Papa John’s trademark worldwide. The company also operates dine-in and delivery restaurants in certain international markets. As of December 29, 2013, it operated 4,428 Papa John’s restaurants consisting of 723 company-owned and 3,705 franchised restaurants in 50 states of the United States and 35 countries. Papa John's was founded in 1985 and is headquartered in Louisville, Kentucky.

The typical Papa John's franchise is a retail restaurant devoted primarily to the sale of pizza and related food products. The majority of Papa John's franchises are operated on a delivery and carry-out basis. However, there are a few restaurants that offer dine-in service and there may be additional restaurants with dine-in service developed in the future. Papa John's does permit development of restaurants in non-traditional venues, such as sports stadiums and food courts. The traditional Papa John's franchise is typically operated in leased space located on or near main thoroughfares. Restaurants operated under the Non-Traditional Program are typically located in sports stadiums or arenas and generally do not offer delivery service.

The Company's Papa John's restaurants will offer Papa John's products, most of which are ordered by phone or online and they either picked up as to-go orders or delivered by Papa John's drivers to customers at their locations.

To-date, the Company has signed leases to open five Papa John's restaurants, all of which it anticipates opening before year-end 2014.

Alex Stratta Concepts

On May 1, 2014, the Company signed an agreement in principal with celebrity chef Alex Stratta to jointly develop, open and operate various restaurant and other food-service concepts as the Company's Vice President of New Concept. Recognized as a James Beard award winner and by Mobil 5 star, Forbes 5 star and Michelin 2 star awards of excellence for the past 20 years, Stratta also was the first "Iron Chef", having played the role of Iron Chef Italian on the television show Iron Chef America. He also appeared on Bravo’s Top Chef Masters. He also has received various national and locally-recognized awards of distinction for his commitment to consistency, hospitality and the highest levels of quality dining experiences.

19

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

Alex's awards include:

•	America's Ten Best New Chefs, Food & Wine Magazine;
•	Best Chef Southwest, James Beard Foundation;
•	Two Stars Michelin Guide for Alex;
•	AAA Five Diamond Award for Alex;
•	Five Stars Mobil Travel Guide for Alex, and
•	Gaming Hall of Fame 2006 Inductee

Alex Stratta Italian Steakhouse

The Company, on July 17, 2014, announced that it had signed a lease to open its first Alex Stratta-inspired restaurant - Alex Stratta Italian Steakhouse”, a fine-dining establishment to be located in a new development in Southwest Las Vegas, just off Interstate 215 near Russell Road. The Gramercy is owned by New Russell One, LLC, and is being developed by SWLV LLC, which consists of representatives of The Krausz Companies, Inc. and WGH Partners. New Russell One, LLC purchased the site re-titling it the Gramercy in the process - after New York’s famed park of the same name. The owner’s stated aim to re-create the neighborhood feel of that tree-lined community with the project’s: four-story luxury lofts (160 units) and mixed-use dining, retail and office space, and a nine-story condo tower with 85 units scheduled for a later phase of development. In all, the Gramercy encompasses 500,000 square feet over 20 acres plus underground parking and is scheduled to complete Phase 1 before the end of 2014.

The Company is leasing approximately 5,348 square feet pursuant to a 10-year lease commencing the earlier to occur of: (i) the date upon which the restaurant first commences to conduct business on the premises or (ii) 180 days after New Russell One tenders possession of the premises to the Company. In addition to the minimum annual rental rate of $213,920 at commencement, the Company must pay a “Percentage Rent” of six percent (6%) of its gross sales from the restaurant, calculated and payable on a quarterly basis, in excess of the applicable “Breakpoint” for that period. “Breakpoint,” as defined in the Lease, for a period means the amount obtained by dividing the base rent payable during such period by 6 percent. Additionally, the Lease provides for security and other deposits totaling approximately $58,000, and the Lease is guaranteed by DIXI. The Landlord is providing a tenant improvement allowance of approximately $540,000 Of the remaining budgeted construction and equipment costs of approximately $1.3 million, the Company is required to fund 1/3 and the landlord is required to provide the remaining 2/3's - as a loan to the Company repayable by one year after the opening of this restaurant.

Elements Kitchen & Martini Bar

On August 5, 2014, the Company announced that it has reached an agreement to acquire “Elements Kitchen & Martini Bar”, a neighborhood bar and "white table cloth" restaurant in Las Vegas, Nevada. Until the acquisition is consummated, the Company, through its newly-formed, wholly-owned subsidiary "Elements an Alex Stratta Casual Restaurant LLC", will manage the nonalcohol aspects of Elements.

Elements is located at Rainbow and Tropicana in Southwest Las Vegas and has operated since 2009 as a high-quality but affordably-priced casual dining restaurant and bar. Celebrity chef Alex Stratta will oversee Elements and plans to enhance the menu while maintaining the price and feel of a neighborhood bar/restaurant featuring over 500 Martini cocktails.

The Company has committed to acquire Elements' assets and business for $290,000 less certain adjustments.

KCI Equity Transactions

Re Units: Subsequent to Year End, the Company:

•	has issued 45,222,362 additional Units as follows:
✓	7,409,119 in consideration for investments totaling $1,350,000;
✓	2,231,124 in consideration for services rendered;

20

KCI INVESTMENTS, LLC

Notes to the Consolidated Financial Statements

December 31, 2013 and 2012

✓	17,239,982 in consideration for the modification and/or extension of existing Notes, and
✓	18,342,137 in connection with the exercise of Warrants;

•	secured $500,000 of membership interests for its subsidiary KCI Restaurant I LLC, which currently owns and operates one Capriotti’s Sandwich Shop (in Dallas, Texas) and intends to open two additional Capriotti’s Sandwich Shops this year (both in Southern California). KCI Restaurant I, LLC is obligated, by August 31, 2014, to utilize this investment to repay a $500,000 Bridge Loan previously made in anticipation of this investment, and

•	also secured $500,000 of membership interests for its subsidiary KCI Restaurant II, LLC, which currently owns and operates two Capriotti’s Sandwich Shop (in Fountain Valley, California and in North Las Vegas, Nevada) and intends to open one additional Capriotti’s Sandwich Shop this year (in Las Vegas).

Additionally, subsequent to the consummation of the Merger (see below), DIXI sold to "friends and family" of KCI's management 56,000 shares of DIXI's common stock @ a price of $0.50 per share - the approximate trading price of DIXI's common stock at that time.

Re Warrants: Subsequent to Year End, the Company issued 4,266,399 Warrants to acquire Units – all in connection with: (1) the modification and extension of existing debt obligations of the Company (exercisable @ $0.20 per Unit) and (2) the guarantee of Company debt by (i) the Company's largest shareholder and chief executive officer or (ii) another equity holder (exercisable @ $0.01 per Unit). Additionally, existing Warrant holders exercised 18,518,820 Warrants - for nominal consideration. As a result of these transactions, during 2014 to-date the total number of Warrants outstanding decreased from 19,006,447 at 12/31/13 to 4,754,025 currently.

Re Unit Options: Subsequent to Year End, the Company issued 7,350,000 options to acquire units to employees of the Company. All such options granted vest ratably over three years and are exercisable either @ $0.13 or $0.21 per share. As a result of these issuances, during 2014 to-date the total number of options outstanding increased to 12,000,000.

Debt Transactions

1.	The Company currently owes $3.6 million to various entities directly or indirectly controlled by a Company Unitholder. Subsequent to Year End, the Company and these lenders agreed to extend the maturity of all of these obligations to February 1, 2015. In connection with these and prior amendments and modifications made to these loans, the Company has issued Units and Warrants to acquire Units to these lenders. Currently, these lenders collectively own more than 20% of the Company's fully diluted Units.

2.	The Company’s $3 million obligation to a lender unrelated to #1 above recently was extended to October 30, 2014. Currently, this lender owns Units equal to 4.5% of the Company's Units outstanding plus Warrants that, if exercised, would increase this lenders fully diluted ownership of the Company to 5.7%.

Merger

On June 4, 2014, pursuant to an Agreement of Share Purchase and Sale of Assets dated April 13, 2014 as amended on May 15, 2014 (collectively the “Purchase Agreement”), the Company completed the sale of itself (the "Merger") into publicly-traded Dixie Foods International, Inc. (OTCQB:"DIXI"). In connection with the Merger, DIXI acquired 100% of the issued and outstanding membership interests of the Company from KCI Holding I, LLC ("KCI Holding"), an entity that, until the consummation of the Merger, held 100% of the membership interests in the Company. Note that, in connection with the Merger, all of the prior holders of Units and Warrants in KCI Investments, LLC exchanged their interests into identical interest in KCI Holding.

In exchange for the sale of the membership interests of the Company to DIXI, DIXI issued to KCI Holding an aggregate of 34,508,976 shares of DIXI's common stock. In addition, pursuant to the Purchase Agreement, KCI Holding purchased and acquired from certain shareholders of DIXI an aggregate of 6,305,400 shares of DIXI's issued and outstanding common stock. As a result of the Merger, the Company became a wholly-owned subsidiary of DIXI, and KCI Holding became a stockholder of DIXI owning an aggregate of 40,814,376 shares of DIXI's common stock, representing 96% of our issued and outstanding shares of common stock.

KCI’s Co-Manager and CEO Ken Antos now also serves as DIXI’s Chief Executive Officer and as Chairman of the Board of Directors. KCI's CFO Richard Groberg serves as DIXI's Vice President and Chief Financial Officer.

21

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Balance Sheet as at December 31, 2013

Statement of Operations for the year ended December 31, 2013

Notes to the Financial Statements

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On June 4, 2014 (the “Closing Date”), Dixie Foods International, Inc. ("DIXI") closed a voluntary share exchange transaction (the “Exchange Transaction”) with KCI Investments, LLC ("KCI") and the shareholders of KCI. As a result of the Exchange Transaction, the KCI unitholders acquired 40,814,376 (96%) of the 42,514,976 issued and outstanding common stock of DIXI.

The share exchange constitutes a reverse acquisition and is considered to be a capital transaction in substance, rather than a business combination, therefore no goodwill or other intangible assets have been recorded.

The following Unaudited Pro Forma Combined Financial Statements give effect to the aforementioned acquisition based on the assumptions and adjustments set forth in the accompanying notes to the Unaudited Pro Forma Combined Financial Statements, which management believes are reasonable.  The Unaudited Pro Forma Combined Balance Sheet and Combined Statement of Operations, represents the combined financial position and operations of DIXI and KCI as of December 31, 2013 as if the merger occurred on January 1, 2012. These unaudited Pro Forma Combined Financial Statements and accompanying notes should be read in conjunction with the audited historical financial statements and related notes of DIXI, which are included in this document.

The Unaudited Pro Forma Combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the merger of DIXI and KCI had been consummated as of the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.

22

KCI INVESTMENTS, INC.

Unaudited Pro forma Combined Condensed Balance Sheet

December 31, 2013

					Adjusted
	Dixie Foods	KCI	Pro forma		Pro forma
	International, Inc.	Investments, LLC	Adjustments	Note	Totals

ASSETS

CURRENT ASSETS
Cash	$9,299	$498,098	$(9,299)	{a}	$498,098
Accounts receivable	-	67,676	-		67,676
Food inventory	6,049	82,833	-		88,882
Prepaid expenses	3,271	215,121	-		218,392
Total current assets	18,619	863,728	(9,299)		873,048

LONG-LIVED ASSETS
Prepaid franchise and territory rights	-	1,147,905	-		1,147,905
Property and equipment	1,881	2,971,982	-		2,973,863
Debt issuance costs	-	444,482	-		444,482
TOTAL ASSETS	$20,500	$5,428,097	$(9,299)		$5,439,298

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$5,699	$407,987	$-		$413,686
Short-term notes payable	-	6,460,000	-		6,460,000
Total current liabilities	5,699	6,867,987	-		6,873,686

LONG-TERM LIABILITIES
Convertible notes payable	-	850,000	-		850,000
Long-term notes payable	-	500,000	-		500,000
Derivative liability	-	976,035	-		976,035
TOTAL LIABILITIES	$5,699	$9,194,022	$-		$9,199,721

STOCKHOLDERS' EQUITY
Common stock (Dixie Foods)	8,006	-	34,509	{b}	42,515
Class B membership units (KCI)	-	500,000	-		500,000
Membership units (KCI)	-	7,651,243	(7,651,243)	{c}	-
Additional paid-in capital	164,094	2,808,951	956,974	{c}	3,930,019
Accumulated deficit	(157,299)	(14,726,119)	6,650,461	{c}	(8,232,957)
Total stockholders’ equity	14,801	(3,765,925)	(9,299)		(3,760,423)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$20,500	$5,428,097	$(9,299)		$5,439,298

23

KCI INVESTMENTS, LLC

Unaudited Pro forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2013

					Adjusted
	Dixie Foods	KCI	Pro forma		Pro forma
	International, Inc.	Investments, LLC	Adjustments	Note	Totals

REVENUES	$1,684	$4,886,320	$-		$4,888,004

OPERATING EXPENSES
Restaurant operating costs:
Food, beverage and packaging	2,997	1,841,512	-		1,844,509
Labor and related	-	1,420,043	-		1,420,043
Occupancy	-	706,766	-		706,766
Other operating costs	-	1,106,035	-		1,106,035
Total restaurant operating expenses	2,997	5,074,356	-		5,077,353

LOSS FROM RESTAURANT OPERATIONS	(1,313)	(188,036)	-		(189,349)

General and administrative	27,553	1,365,633	-		1,393,186
Depreciation and amortization	672	388,593	-		389,265
Salaries and wages	-	3,186,707	-		3,186,707
Royalty and franchise fees	-	336,343	-		336,343
Pre-opening costs	-	166,182	-		166,182

Total	28,225	5,443,458	-		5,471,683

LOSS FROM OPERATIONS	(29,538)	(5,631,494)	-		(5,661,032)

OTHER INCOME (EXPENSES)
Interest expense	-	(3,334,505)	-		(3,334,505)
Gain on derivative liability	-	164,324	-		164,324

Total Other Income (Expenses)	-	(3,170,181)	-		(3,170,181)

LOSS BEFORE INCOME TAXES	(29,538)	(8,801,675)	-		(8,831,213)
PROVISION FOR INCOME TAXES	-	-	-		-

NET LOSS	$(29,538)	$(8,801,675)	$-		$(8,831,213)

BASIC AND DILUTED LOSS PER SHARE	$(0.00)	$(0.18)			$(0.21)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	8,006,000	49,862,508			42,514,976

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DIXIE FOODS INTERNATIONAL, INC.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	BASIS OF PREPARATION

The Unaudited Pro Forma Combined Balance Sheet represents the combined financial position of DIXI and KCI as of December 31, 2013 as if the acquisition occurred on January 1, 2012.

The Unaudited Pro Forma Combined Statements of Operations represents the combined financial position of DIXI and KCI assuming that the acquisition took place on January 1, 2012.

2.	PRO FORMA ADJUSTMENTS

{a}	To elimate cash of DIXI which was not transferred to KCI in the exchange transaction.

{b}	Simultaneously with the closing of the exchange transaction, DIXI issued 34,508,976 shares of common stock, raising the total number of issued and outstanding shares of common stock of DIXI from 8,006,000 to 42,514,976.

{c}	These are adjustments to paid in capital and retained deficit to eliminate the KCI additional paid-in capital based on the related exchange ratio inherent in the share exchange agreement.

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